Exhibit 99.1

           Hungarian Telephone and Cable Announces Results
                      for Third Quarter of 2006


    SEATTLE--(BUSINESS WIRE)--Nov. 9, 2006--Hungarian Telephone and Cable Corp. (AMEX:HTC) today announced results for the third quarter and nine months ended September 30, 2006.

                       RESULTS FOR THIRD QUARTER

    Hungarian Telephone's income from operations and net income attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $6.2 million and $5.8 million, respectively, for the three months ended September 30, 2006, compared with income from operations of $11.4 million and net income attributable to common stockholders of $6.5 million in the same period last year. Diluted earnings per share were $0.41 for the quarter ended September 30, 2006, compared with $0.46 in the same period last year. Hungarian Telephone reported a net foreign exchange gain of $4.5 million for the quarter ended September 30, 2006, compared to a net foreign exchange loss of $1.8 million for the third quarter of 2005. The gain for the quarter reflects the appreciation of the Hungarian forint against the euro during the period. For the quarter ended September 30, 2006, the Hungarian forint appreciated by approximately 3% compared to June 30, 2006 levels. Included in the results for the quarter is a $0.8 million loss due to changes in the fair value of Hungarian Telephone's interest rate swaps. This loss is due to a downward movement, as of September 30, 2006, versus June 30, 2006, in the market value of the Company's interest rate swaps.

    For the quarter ended September 30, 2006, Hungarian Telephone reported net telephone service revenues of $26.7 million, versus $31.1 million for the third quarter of 2005. This decrease in net telephone service revenues between the periods is the result of a lower number of access lines in service during 2006 versus 2005, as well as competitive pressures within the market, which have affected call tariffs and the calling patterns of customers within Hungarotel's operating areas.

    Adjusted EBITDA and pro-forma net income were $12.7 million and $2.7 million, respectively, compared with $18.1 million and $5.2 million in the same period last year. The decrease in pro-forma net income and adjusted EBITDA between the two periods is primarily the result of lower revenues between the periods, as well as higher selling, general and administrative expenses between the two periods. Pro-forma diluted earnings per share were $0.19 for the quarter ended September 30, 2006.

    A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

    Cash flow from operations for the third quarter of 2006 was $2.6 million, while capital expenditure was $4.4 million for the period. Hungarian Telephone had cash of $34.7 million at September 30, 2006.

                        RESULTS FOR NINE MONTHS

    Hungarian Telephone's income from operations and net income attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $19.2 million and $1.0 million, respectively, for the nine months ended September 30, 2006, compared with income from operations of $25.3 million and net income attributable to common stockholders of $6.6 million in the same period last year. Diluted income per share was $0.07 for the nine months ended September 30, 2006, compared with $0.47 in the same period last year. Hungarian Telephone reported a net foreign exchange loss of $11.2 million for the nine months ended September 30, 2006, compared to a net loss of $6.3 million for the same period in 2005. The loss for the period reflects the significant devaluation of the Hungarian forint against the euro, of approximately 8%, during the nine months ended September 30, 2006, between December 31, 2005 and September 30, 2006 levels. Included in the results for the nine months is a $2.3 million benefit due to changes in the fair value of Hungarian Telephone's interest rate swaps. This benefit is due to an upward movement, as of September 30, 2006, versus December 31, 2005, in the market value of interest rate swaps.

    For the nine months ended September 30, 2006, Hungarian Telephone reported net telephone service revenues of $81.0 million, versus net telephone service revenues of $82.2 million for the same period in 2005. This decrease in net telephone service revenues between the periods is the result of a lower number of access lines in service during 2006 versus 2005, as well as competitive pressures within the market, which have affected call tariffs and the calling patterns of customers within Hungarotel's operating areas, partially offset by the inclusion of PanTel's revenues for nine months in 2006 compared to seven months in the same period in 2005.

    Adjusted EBITDA and pro-forma net income were $38.3 million and $8.9 million, respectively, compared with $43.0 million and $13.8 million in the same period last year. The decrease in pro-forma net income and adjusted EBITDA between the two periods is primarily the result of lower revenues between the periods, as well as higher selling, general and administrative expenses between the two periods. Pro-forma diluted earnings per share were $0.62 for the nine months ended September 30, 2006.

    A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

    Cash flow from operations for the nine months ended September 30, 2006 was $32.2 million, while capital expenditure was $13.5 million for the nine month period. In addition, for the nine months ended September 30, 2006, Hungarian Telephone repaid $12.1 million of debt under its senior credit agreement as scheduled.

                     COMMENTS FROM TORBEN V. HOLM

    Commenting on these results, Torben V. Holm, Hungarian Telephone's President and Chief Executive Officer stated, "The third quarter numbers for HTCC reflect the volatility that has characterized the Hungarian economy over the last few months. Under such circumstances it is important to focus on long-term trends. I am happy to report that there are positives. We are now more than compensating for the loss of net revenue due to the loss of lines in Hungarotel's original core areas by gains of new customers in the residential market elsewhere in Hungary. Sales in the corporate market are continuing well and with recent changes in the regulatory environment we are also now able to address the lower end of this market segment with ULL-based broadband products. Finally, on the wholesale front, we continue to expand our international footprint which enables us to both attract new customers and develop existing relationships even if competition has heated up."

    Mr. Holm went onto say, "Thus far, 2006 has been a period of stabilization and cost containment. During the next phase, growth in revenues and earnings should materialize."

                      NON-GAAP FINANCIAL MEASURES

    Hungarian Telephone uses certain non-GAAP financial measures in evaluating its performance. These include pro-forma net income and Adjusted EBITDA. A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by Hungarian Telephone may not be comparable to similarly titled measures of other companies.

    Pro-forma net income is net (loss) income without taking into account the recorded foreign exchange gain/loss, fair value changes on interest rate swaps and non-cash stock compensation accounting charges. Prior to January 1, 2006, Hungarian Telephone applied variable option accounting for stock options issued and outstanding as a result of modifications to its stock option plans effective October 1, 2004. Effective January 1, 2006, with Hungarian Telephone's adoption of SFAS 123R, Hungarian Telephone has ceased variable option accounting, however it records as compensation expense the fair value of option grants based upon the Black-Scholes valuation model. Given the non-cash nature of expensing stock options and the potentially volatile effect on the statement of operations, management believes that its exclusion from pro-forma net income provides additional information in measuring the financial performance of Hungarian Telephone. The fair value changes on interest rate swaps is non-cash and represents the value to be paid/received by Hungarian Telephone, at the balance sheet date, if it were to terminate its interest rate swap obligations. Hungarian Telephone is required under the terms of its credit agreement to maintain, at all times, some form of interest rate hedging protection.

    Adjusted EBITDA is cash flow from operations adjusted for changes in working capital, income taxes paid, interest paid, interest received, stock based compensation charges and other miscellaneous changes.

    Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating Hungarian Telephone's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. Hungarian Telephone believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and (ii) presents measurements that investors and its lending banks have indicated to management are important in assessing Hungarian Telephone and its liquidity. While Hungarian Telephone utilizes these non-GAAP financial measures in managing its business and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on Hungarian Telephone's cash flow. Pro-forma net income does not take into account the foreign exchange gains/losses, however these gains/losses may recur in future periods depending upon currency movements. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.

    The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

               ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

    Hungarian Telephone and Cable Corp. is the leading alternative telecommunications service provider in the Republic of Hungary with a presence in other countries in Central and Eastern Europe.

    Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by Hungarian Telephone. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in Hungarian Telephone's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with Hungarian Telephone's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. Hungarian Telephone has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                 Hungarian Telephone and Cable Corp.
                         Financial Highlights
                 (In Millions, Except Per Share Data)
                             (unaudited)

                         Statements of Income

                                           Three Months  Nine Months
                                               Ended         Ended
                                           September 30, September 30,
                                            2006  2005   2006   2005
                                           ------ ------ ------ ------

Measured Service Revenues                   $8.1  $12.2  $26.0  $33.5
Subscription Revenues                        5.9    6.1   18.2   18.8
Net Interconnect Charges                    (2.9)  (3.1)  (8.9)  (9.2)
                                           ------ ------ ------ ------
     Net Measured Service and
     Subscription Revenues                  11.1   15.2   35.3   43.1
Connection Fees                              0.1    0.2    0.5    0.7
Wholesale revenues, net                      0.9    1.8    2.5    3.3
Other Operating Revenues, net:
     Provision of direct lines               9.0    8.8   26.7   22.2
     VPN services                            1.5    2.1    4.8    5.2
     Internet Services (including ADSL
      access)                                2.6    1.8    7.3    4.3
     Other                                   1.5    1.2    3.9    3.4
                                           ------ ------ ------ ------
Other Operating Revenues Total              14.6   13.9   42.7   35.1
                                           ------ ------ ------ ------
     Telephone Service Revenues, Net        26.7   31.1   81.0   82.2
                                           ------ ------ ------ ------

Income from Operations                       6.2   11.4   19.2   25.3
Interest Expense                             3.3    3.5   10.4   10.6
Fair Value Changes on Interest Rate Swaps
 Gain (Loss)                                (0.8)   1.4    2.3   (2.4)
Net Income                                   5.8    6.5    1.0    6.6
Net Income Per Common Share:
          Basic                            $0.45  $0.51  $0.08  $0.52
          Diluted                          $0.41  $0.46  $0.07  $0.47
Weighted Average Number of Shares
 Outstanding:
          Basic                             12.8   12.7   12.8   12.7
          Diluted                           14.2   14.4   14.3   14.4


                             Balance Sheet

                                           Quarter Ended   Year Ended
                                           September 30,  December 31,
                                               2006          2005
                                           -------------- ------------
                                            (unaudited)

Current Assets                                     $80.6        $69.6
Property, Plant and
     Equipment, net                                158.5        164.2
Total Assets                                      $303.6       $298.8

Total Current Liabilities                          $98.8        $66.3
Long Term Debt                                     130.6        158.2
Total Stockholders Equity                           71.6         70.9
Total Liabilities and
     Stockholders Equity                          $303.6       $298.8

Reconciliation of Non-GAAP Financial Measures:

Net Income to Pro-Forma Net Income Excluding Certain Items
(In Millions)
(unaudited)

                                           Three Months  Nine Months
                                               Ended         Ended
                                           September 30, September 30,
                                           ------------- -------------
                                            2006   2005  2006   2005
                                           ------- ----- ------ ------

Net Income as Reported                       $5.8  $6.5   $1.0   $6.6

Foreign Exchange (Gains) Loss                (4.5)  1.8   11.2    6.3

Stock Based Compensation Charge (Non-Cash)    0.0  (1.9)   0.5   (0.2)

Fair Value Changes on Interest Rate Swaps
 (Gain) Loss                                  0.8  (1.4)  (2.3)   2.4

Deferred Income Tax effect on
     Pro-Forma Adjustments                    0.6   0.2   (1.5)  (1.3)
                                           ------- ----- ------ ------
Pro-Forma Net Income Excluding Certain
 Items                                       $2.7  $5.2   $8.9  $13.8
                                           ======= ===== ====== ======


Net Income Per Share Fully Diluted to Pro-Forma Net Income Per Share
 Fully Diluted
Excluding Certain Items
(unaudited)

                                           Three Months  Nine Months
                                               Ended         Ended
                                           September 30, September 30,
                                           ------------- -------------
                                           2006   2005   2006   2005
                                           ------ ------ ------ ------

Net Income as Reported                     $0.41  $0.46  $0.07  $0.47

Foreign Exchange (Gains) Loss              (0.32)  0.13   0.78   0.44

Stock Based Compensation Charge (Non-Cash)  0.00  (0.13)  0.03   0.00

Fair Value Changes on Interest Rate Swaps
 (Gain) Loss                                0.06  (0.10) (0.16)  0.17

Deferred Income Tax effect on
     Pro-Forma Adjustments                  0.04   0.02  (0.10) (0.09)
                                           ------ ------ ------ ------

Pro-Forma Net Income Excluding Certain
 Items                                     $0.19  $0.38  $0.62  $0.99
                                           ====== ====== ====== ======


Cash Flow from Operations to Adjusted EBITDA
(In Millions)
(unaudited)

                                           Three Months  Nine Months
                                               Ended         Ended
                                           September 30, September 30,
                                           ------------- -------------
                                           2006   2005   2006   2005
                                           ------ ------ ------ ------

Cash Flow from Operations                   $2.6  $16.7  $32.2  $38.0

Changes in Working Capital                   7.7   (0.8)  (1.2)  (0.2)
Income Taxes Paid                            0.3    0.4    1.1    0.5
Interest Paid                                2.1    0.0    7.7    4.8
Interest Received                           (0.3)  (0.2)  (0.8)  (0.6)
Stock based compensation charge (non-
 cash)                                       0.0    2.0   (0.6)   0.3
Other                                        0.3    0.0   (0.1)   0.2
                                           ------ ------ ------ ------
Adjusted EBITDA                            $12.7  $18.1  $38.3  $43.0
                                           ====== ====== ====== ======


    CONTACT: Hungarian Telephone and Cable Corp.
             William McGann, Chief Financial Officer, 206-654-0204
             Hungary: (011) 361-888-3535